Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
610 Fifth Ave
New York, NY 10020

CONTACT:	Emerson Radio Corp. or:	Investor Relations:
	Greenfield Pitts	Robert Maffei
	Chief Financial Officer	Investor Relations Manager
	(212) 897-5441	(973) 428-2098

Brainerd Communicators
Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Thursday, February 5, 2009
EMERSON RADIO CORP. ACCEPTS RESIGNATION OF BOARD MEMBER
PARSIPPANY, N.J. — February 5, 2009 — Emerson Radio Corp. (NYSE Alternext US, LLC:MSN) today announced it has accepted the resignation of Michael A.B. Binney from its board of directors effective January 31, 2009.
Mr. Binney joined the Company’s board of directors in 2005. He did not serve on any committees of the Company’s board of directors at the time of his resignation.
About Emerson Radio Corp.
Emerson Radio Corporation (NYSE Alternext US, LLC:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.
Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.